Exhibit 3.4



 CERTIFICATE OF AMENDMENT TO THE AMENDED AND RESTATED CERTIFICATE OF
                      INCORPORATION OF EP MEDSYSTEMS, INC.

     Pursuant to the provision of Section 14A:9-2(4) and Section 14A:9-4(3) of the New Jersey Business Corporation Act, the undersigned corporation executed the following Certificate of Amendment to its Certificate of Incorporation:

1.   The name of the corporation is EP MedSystems, Inc.

2. The following amendment to the Amended and Restated Certificate of Incorporation was approved by the directors and thereafter duly adopted by the shareholders of the corporation on the 17th day of November, 2003:

     RESOLVED, that the first paragraph of Article THIRD of the Amended and Restated Certificate of Incorporation is deleted and the following paragraph is inserted in lieu thereof:

     THIRD: The total number of shares of stock which the corporation shall have authority to issue is Thirty-Five Million (35,000,000), to be divided into two classes designated as "Common Stock" and "Preferred Stock". The corporation shall be authorized to issue (a) Thirty Million (30,000,000) shares of Common Stock, without par value, and (b) Five Million (5,000,000) shares of Preferred Stock, without par value.

3.   The number of shares entitled to vote upon the amendment was 19,260,364.

4.   The number of shares voting for and against such amendment was:


        Number of Shares Voting for Amendment                 Number of Shares Voting Against Amendment
-------------------------------------------------------    ------------------------------------------------
-------------------------------------------------------    ------------------------------------------------
                     13,186,370                                                135,556


5.   The  effective   date  of  this  amendment  to  the  Amended  and  Restated
     Certificate of Incorporation of EP MedSystems, Inc. shall be the date of filing.

                                   EP MEDSYSTEMS, INC.



                                   By: /s/ Reinhard Schmidt
                                      ------------------------
                                           Reinhard Schmidt
                                           President and Chief Executive Officer